UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2011

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02              Results of Operations and Financial Condition

On August 9, 2011, we issued a press release announcing our results of operations for the financial quarter ended June 30, 2011.  The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 5.07              Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on August 5, 2011, for purposes of:

•                  Electing five directors, each to serve until our 2012 Annual Meeting of Stockholders; and

•                  Ratifying the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

All of the persons nominated to serve on our board of directors, namely Clarence (Yuk Man) Chung, Vincent L. DiVito, John W. Crawford, J.P., Samuel Tsang and Anthony Tyen, Ph.D., were elected to our board of directors, with shares voted as follows:

	Shares voted for	Shares withheld
Clarence (Yuk Man) Chung	65,075,831	414,373
Vincent L. DiVito	65,036,625	453,579
John W. Crawford, J.P.	65,078,213	411,991
Samuel Tsang	65,073,480	416,724
Anthony Tyen, Ph.D.	65,076,858	413,346

In addition, our shareholders ratified the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2011, with shares voted as follows:

Shares voted for	102,624,201
Shares against	427,696
Shares abstaining	67,101

There were 37,628,794 broker non-votes cast in the election of directors.

Item 9.01              Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated August 9, 2011 regarding the registrant’s financial results for its quarter ended June 30, 2011.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: August 9, 2011	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer